Exhibit 99.1

FOR IMMEDIATE RELEASE

OPIANT PHARMACEUTICALS, INC. ANNOUNCES APPOINTMENT OF thomas t. thomas TO bOARD OF DIRECTORS

THOMAS BRINGS GLOBAL PHARMACEUTICAL AND FINANCIAL EXPERTISE TO OPIANT’S BOARD

SANTA MONICA, CALIFORNIA, November 10, 2016 – Opiant Pharmaceuticals, Inc. (“Opiant”) (OTCQB: OPNT), a specialty pharmaceutical company developing pharmacological treatments for substance use, addictive and eating disorders, announced the appointment of Thomas T. Thomas, CFA, to the company’s Board of Directors.

Mr. Thomas worked at Genentech, Inc. for more than twelve years, culminating as the company’s Corporate Treasurer. His responsibilities included treasury operations, cash and investment management, corporate finance, global procurement, enterprise risk management, business continuity, and real estate.

“With his valuable background, we welcome Thomas T. Thomas to our Board of Directors,” said Roger Crystal, M.D., Chief Executive Officer of Opiant. “We consider his experience at Genentech to be a great asset to Opiant.”

“There’s an unmet need for new addiction treatments and Opiant’s compelling approach could have a transformative impact on patients and their families,” Mr. Thomas said. “Opiant could make significant contributions to the field of addiction medicine.”

“With NARCAN® Nasal Spray now approved by the FDA and widely available to treat opioid overdoses, via our partner Adapt Pharma, we are focused on advancing our pipeline and Mr. Thomas has the financial experience to help Opiant achieve this,” said Dr. Crystal.

Mr. Thomas currently serves as a board member at the Cancer Prevention Institute of California. After his career at Genentech, Mr. Thomas served as Chief Financial Officer and Interim Chief Executive Officer at Stupski Foundation, an organization working to transform the public school system. He has also served in financial roles at Del Monte Foods, Inc. and GE Capital. Mr. Thomas is a Chartered Financial Analyst and has a master’s degree in business administration from the University of Cincinnati.

“Opiant is aggressively addressing a serious public health issue with its nasal opioid antagonist technology in NARCAN®,” Mr. Thomas said. “As I join Opiant’s board, I look forward to using my corporate financial experience to help the company advance its pipeline and business operations, and bring forward new and innovative therapies that improve patient’s lives, while continuing to build Opiant’s shareholder value.”

About Opiant Pharmaceuticals, Inc.

Opiant Pharmaceuticals, Inc., is a specialty pharmaceutical company developing pharmacological treatments for substance use, addictive and eating disorders. Over 45 million people in the U.S. have one of these disorders. The National Institute on Drug Abuse (NIDA), a division of the National Institutes of Health (NIH), describes these disorders as chronic relapsing brain diseases which burden society at both the individual and community levels. With its innovative opioid antagonist nasal delivery technology, Opiant is positioned to become a leader in these treatment markets. Its first product, NARCAN® Nasal Spray, is approved for marketing in the U.S. by the company’s partner, Adapt Pharma Limited. Currently, Opiant is developing opioid antagonists for the treatment of substance use, addictive and eating disorders, with a near term focus on cocaine use disorder, bulimia nervosa and binge eating disorder (BED). For more information please visit: www.opiant.com.

Forward-Looking Statements

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CONTACT INFORMATION:

Corporate Contact:

Investor.relations@opiant.com

Media Relations and Investor Relations:

Scott Stachowiak

Assistant Vice President

RussoPartners/LLC

Scott.Stachowiak@russopartnersllc.com

(646) 942-5630